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                                                                   Exhibit 10.10

                            AMENDMENT NO. 2 TO THE
                    MAY & SPEH EMPLOYEE STOCK OWNERSHIP PLAN

     The May & Speh Employee Stock Ownership Plan (the "Plan"), as established and originally effective as of October 1, 1988, is hereby amended as follows:

                                      I.

     Section 1.10 of the Plan is amended in its entirety to read as follows, effective as of October 1, 1996:

          1.10 "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

               For purposes of this Section, the determination of compensation shall be made by:

                    (a) excluding overtime;
                    (b) excluding commissions;
                    (c) excluding bonuses.

               For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year during which such Participant began his participation in the Plan.

               In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding twelve months, over which Compensation is determined (determination period) beginning in such calendar year. If a










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          determination period consists of fewer than twelve months, the annual
          Compensation limit of this paragraph will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

               Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the Compensation limitation of $150,000, as adjusted if necessary, set forth in this Section 1.10.

               In applying the Compensation limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(96) because such Participant is either a "five percent owner" of the Employer or one of the ten
          (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as result of the above rules, the maximum "annual addition" limit of Section 4.4(a) would be exceeded for one or more of the affected Family Members, the prorated Compensation of all affected Family Members shall be adjusted to avoid or reduce any excess. The prorated Compensation of any affected Family Member whose allocation would exceed the limit shall be adjusted downward to the level needed to provide an allocation equal to such limit. The prorated Compensation of affected Family Members not affected by such limit shall then be adjusted upward on a pro rata basis not to exceed each such affected Family Member's Compensation as determined prior to application of the Family Member rule. The resulting allocation shall not exceed such individual's maximum "annual addition" limit. If, after these adjustments, an "excess amount" still results, such "excess amount" shall be disposed of in the manner described in Section 4.5(a) pro rata among all Family Members.

               If, in connection with the adoption of this amendment, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year beginning on October 1, 1996, Compensation means compensation determined pursuant to the Plan then in effect.


















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                                      II.

Section 1.35 of the Plan is amended in its entirety to read as follows, effective as of October 1, 1995:

     1.35 "Normal Retirement Age" means a Participant's attainment of the earlier of (a) age sixty-five (65) and (b) age sixty-two
     (62) and ten (10) Years of Service. A Participant shall become fully Vested in his Participant's Account upon attainment of his Normal Retirement Age.

                                      III.

Section 4.3(b) of the Plan is amended in its entirety to read as follows, effective as of October 1, 1996:

     (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution to each Participant's
     Account in the same proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year. Notwithstanding anything contained herein to the contrary, for any Plan Year with respect to which forfeited Employer securities described in Code Section 415(c)(6)(A) or Employer contributions described in Code Section 415(c)(6)(B) (determined without regard to the one-third allocation condition contained in Code Section 415(c)(6)) are being allocated to Participants' Accounts, no more than one-third of the Employer contributions made with respect to such Plan Year shall be allocated to Highly Compensated Participants.

          Only Participants who have completed a Year of Service during the Plan Year shall be eligible to share in the discretionary contribution for such Plan Year. Except as provided in Section
     4.3(h) and Section 4.3(i), Participants who are not actively employed on the last day of the Plan Year shall not share in the allocation of contributions and Forfeitures for that Plan Year.

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                                      IV.

Section 4.3(i) is amended in its entirety to read as follows, effective as of October 1, 1996:

     (i) Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Total and Permanent Disability or death shall share in the allocation of contributions and Forfeitures for that Plan Year.

                                      V.

Section 4.3 of the Plan is further amended, as follows, by the addition of a new
Section 4.3(q), effective as of October 1, 1995:

     (q) Notwithstanding anything contained herein to the contrary, each Participant whose Social Security Number is listed on Exhibit A attached hereto and incorporated herein by reference shall receive a special allocation of shares of Company Stock, as shown on Exhibit A (the "special allocation"), for the Plan Year beginning on October 1, 1995, to the extent permitted under the Code. For purposes of this special allocation in such Plan Year, Company Stock released from the Unallocated Company Stock Suspense Account and any other contributions or forfeitures available for allocation to Participants' Accounts shall be allocated in the following order: first, to replace cash dividends used to repay an Exempt Loan as provided in Section 4.3(c); second, to the extent of any remainder, to the Participants listed on Exhibit A; and third, to the extent of any remainder, to all Participants eligible for an allocation pursuant to any other provisions of this Section 4.3. In the event that the total value of a Participant's special allocation exceeds the maximum amount allocable to him under Code Section 415 for the Plan Year beginning on October 1, 1995, would cause the Employer to exceed the maximum amount deductible under Code
     Section 404 for such Plan Year, or would cause any other Code provision to be violated, such excess shall be allocated to him in the Plan Year beginning on October 1, 1996, and in subsequent Plan Years, if necessary.

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Section 4.4 (e) of the Plan is amended in its entirety to read as follows, effective as of September 30, 1996.

     (e) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year. However, the limitations of Code
Section 415 shall be separately applied to the period beginning on January 1, 1996 and ending on September 30, 1996 (the "short limitation year"). The dollar limitation with regard to such short limitation year shall be reduced as provided in Section 4.4(a).

                                     VII.

Section 7.3 of the Plan is amended in its entirety to read as follows, effective as of October 1, 1995:

     7.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

     In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account under the Plan shall become 100% Vested as of the Anniversary Date coinciding with, or next following, the event of Total and Permanent Disability. In accordance with the provisions of Sections 7.5 and 7.6, the Trustee shall distribute to such Participant all amounts credited to such Participant's Account as though he had retired.

                                     VII.

The first paragraph of Section 7.4(a) is amended in its entirety to read as follows, effective as of October 1, 1996:

     (a) The Vested portion of the Participant's Account of a Terminated Participant shall remain in a separate account for the Terminated Participant and shall share in earnings or losses pursuant to Section 4.3(d) until such time as a distribution is made to the Terminated Participant.

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                                     IX.

The third sentence of the third paragraph of Section 7.4(a) is amended to read as follows, effective as of October 1, 1995:

     A distribution to a Terminated Participant shall not include any Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full.

                                      X.

The first sentence of Section 7.6(a) of the Plan is amended to read as follows, effective as of October 1, 1995:

     Distribution of a Participant's benefit will be made (1) in whole shares of Company Stock to the extent the Participant's Account is invested in Common Stock on the distribution date and (2) in cash with respect to the remainder of the Participant's Account; provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed solely in Company Stock.

                                      XI.

Section 7.6(c) of the Plan is amended in its entirety to read as follows, effective as of October 1, 1995:

     (c) The Trustee will make distributions from the Trust only on instructions from the Administrator. A Participant's Account shall be valued for distribution as of the Anniversary Date in the Plan Year in which the Participant requests a distribution or in which the Administrator determines that a distribution may be made without the Participant's consent. Notwithstanding anything contained herein to the contrary, all distributions pertaining to a Plan Year will be made as soon as administratively practicable after the Anniversary Date of such Plan Year.

                                     XII.

     Except as provided herein, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned duly authorized officer of May & Speh, Inc.
has caused the foregoing Amendment No. 2 to the May & Speh Employee Stock Ownership Plan to be executed this 30th day of September, 1996.


                                        May & Speh, Inc.


                                        By: /s/ Willard E. Engel, Jr.
                                           -------------------------------------
                                            Willard E. Engel, Jr.
                                            Vice-President

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